Exhibit 10.3

Purchase Order

Order No.:

Party A:	Shenzhen Ping’anshun Technology Co., Ltd.	Party B:

Address:	Workshop 201, No. 366, Guihua Road, Guanlan, Guixiang Community, Guanlan Sub-district, Longhua District, Shenzhen City	Address:

Tel.:	0755-28228206	Tel.:

Fax:		Fax:

Whereas Party A agrees to purchase, and Party B agrees to sell, the following products, upon amicable negotiation, Party A and Party B hereby enter into the following terms and conditions for the purchase of products;

I. Product name, specification, item, quantity, amount, supply time and delivery requirements.

Serial No.	Product No.	Product name	Specification/ model	Quantity	Tax-inclusive unit price	Amount	Notes
1
2
3
4
5
6
7
8
9
10
Total (in words)		RMB one hundred and fifty one thousand two hundred and fifteen Yuan forty two cents			Total amount:

Products shall be delivered according to the signed sample, delivery note and each small and large package must be filled in the product name, order number, material code, our company model, quantity, items and the quantity of spare parts. Monthly statements are subject to separate reconciliations by item.

Delivery address: Workshop 201, No. 366, Guihua Road, Guanlan, Guixiang Community, Guanlan Sub-district, Longhua District, Shenzhen City

II. Quality requirements:

1. Quality standards: Manufactured and inspected according to our technical standards.

2. Quality commitment: In case of quality problems of the products, Party B is responsible for replacement and refund. The costs resulting therefrom shall be borne by Party B.

3. Party B shall be held liable for all damages caused by combustion, explosion, etc., which are not caused by human factors.

4. 12 months for repair or replacement.

III. Acceptance criteria: As per our technical standards, product acknowledgment and order contract.

IV. Packaging requirements: The products shall be packaged according to Party B's standard packaging, packaging shall be suitable for long-distance transportation and storage, and Party B shall be liable for any loss or damage to the products caused by inadequate or improper packing.

V. Liability for breach

1. If Party B fails to deliver the products on schedule and according to the quality, quantity and place agreed, Party B shall notify Party A in time and get the written consent from Party A. Otherwise, Party A is entitled to cancel the Contract and pursue Party B for all the damages caused.

2. Party B shall deliver the products as per the order contract in quality, quantity and time. If Party B fails to follow the Contract, Party B shall compensate Party A for the loss: Compensation = Total order amount x 5% x number of delayed days.

3. The products or materials customized by Party A shall not be sold or shared to any third party without Party A's written consent; if found and confirmed, Party A is entitled to refuse to pay for the products and pursue Party B for all the damages caused.

VI. Mode of payment: Monthly payment.

VII. Please sign back within two working days after receiving the order, or it shall be considered as default.

VIII. This order is valid upon being signed and a copy or faxed copy shall enjoy the same legal force.

IX. The delivery note shall contain our order number and material code; in case of unfilled one or wrong filling, our warehouse can refuse to accept the products.

Party A	Party B

Company name: Shenzhen Ping'anshun Technology Co., Ltd.	Company name:

Authorized representative	Authorized representative

Date:	Date: